UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

SA FUNDS – INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]		No fee required.

[ ]		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]		Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)		Amount Previously Paid:

(2)		Form, Schedule or Registration Statement No.:

(3)		Filing Party:

(4)		Date Filed:

EMAIL TO ADVISORS

Email Subject Line: We Need Your Help to Get Out the SA Funds Shareholder Vote

September 22, 2008

Dear [Advisor Name]

In this election year, many of us are focused intently on national politics, but before voting to elect a new president, we need your help with an important upcoming vote.

According to the Investment Company Act of 1940, the sale of Loring Ward to Werba Reinhard Inc. is a change in control of the Adviser (Loring Ward) to the SA Funds, leading to automatic termination of the agreements in place between the SA Funds, Loring Ward and Dimensional Fund Advisors. This automatic termination serves to protect SA Funds shareholders from unwanted changes. Loring Ward can only remain the Adviser to the SA Funds if at least 50% of shareholders vote on new advisory agreements.

And that is our big challenge. We need your help in encouraging your clients to vote as soon as possible. If a majority of shareholders do not vote, we will have to begin this process over again and re-send voting materials to your clients and conduct additional votes until a majority of shareholders have voted.

Please note: Loring Ward will continue to provide the same services at the same fee rates and, except for nonmaterial changes in wording, the terms of the new agreements are identical to the terms of the existing agreements.

A package with complete details and voting instructions will be mailed to SA Funds shareholders on or about September 30, and the deadline for voting is October 23. The choice of voting by mail, telephone or internet makes it easy and convenient for your clients.

Beneficial Clients can vote at 800-690-6903 or www.proxyvote.com
Registered Clients can vote at 888-221-0697 or www.proxyweb.com

With the help of a number of Advisors who have substantial client assets in the SA Funds, we have created a comprehensive get-out-the-vote campaign, designed to ensure you and your clients only have to endure this process once. This campaign includes a statement insert, alert message on the quarterly newsletter, direct emails and phone calls to the clients from you and your staff, and follow-up reminder letters by mail.

As a last resort, we have contracted with a proxy phone solicitation firm, which is the standard method used by mutual fund companies to get out the vote. We know you prefer not to have your clients called by a proxy solicitor, and we believe that by working together we can avoid that by getting clients to vote as soon as possible. You are the key to this plan.

To help you communicate the importance of this vote, we’ve created an optional letter/email that you can send to clients. In the next several days, we will also email you lists of all your clients who hold SA Funds. We have also put together a guide on “Client Communications Dos and Don'ts” to help you.

In addition, in the next several days we will email you lists of all your clients who hold SA Funds.

Getting this SA Funds shareholder vote completed is the last major step in making Loring Ward a private company, and we need your help.

If you have questions about this vote, please contact your Loring Ward Team or me directly by email at rherrmann@loringward.com or by phone at my office at 212-907-8080 or my cell at 908-804-7116. For legal or technical questions related to proxy voting, please call our General Counsel, Steve McGinnis at 408-260-3127.

Thank you, as always, for your partnership with Loring Ward.

Sincerely,

Robert P. Herrmann

President

LWI Financial Inc. (“Loring Ward”)
Securities offered through Loring Ward Securities Inc., member FINRA/SIPC. #08-287 (09/08)

Advisor Use Only – Not for Public Distribution

FORM OF OPTIONAL ADVISOR LETTER/EMAIL TO CLIENTS

Note: This is sample language that you may want to use in a letter / email to your clients. Be sure to submit for prior review to your Compliance department.

[Date]

Dear [Client Name]

In early October, you will receive a package of material from the SA Funds to vote to approve new agreements related to Werba Reinhard Inc. acquiring Loring Ward, the Adviser to the SA Funds.

Your timely vote is important. If a majority of shareholders do not vote by October 23, the SA Funds will have to begin this process over again, re-send voting materials and conduct additional votes until a majority of shareholders have voted.

So please read your voting materials carefully and cast your vote soon.  There are three quick, easy ways to vote:

•	Mail: Sign, date and return your proxy card (s) in the postage-paid envelope.

•	Telephone: Call the number on your voting card and follow the recorded instructions.

•	Internet: Go to the website listed on your voting card and follow the on-line instructions.

Your SA Funds independent Board of Trustees recommends that shareholders vote “FOR” the new agreements.

Voting takes just a moment. If you have any questions, please contact me right away.

Thank you for being a valued client.

Regards,

Advisor Name
Advisor Title

SA FUNDS PROXY VOTING

DOS AND DON’TS FOR ADVISORS COMMUNICATING WITH CLIENTS

As you know, your SA Funds shareholder clients are being asked to vote to approve new advisory agreements due to the coming change in ownership at Loring Ward (Adviser to the SA Funds). We are asking for your help in getting your clients to vote as soon as possible, avoiding the inconvenience and additional costs associated with follow-up mailings and calls.

From a legal and regulatory perspective, as you communicate with clients, here are some things to keep in mind:

Communication Dos
•	Discuss the general facts and mechanics of voting in a balanced and fair manner and encourage clients to vote and vote as early as possible.

•	Let clients know that by voting right away, they can help avoid the inconvenience and additional costs associated with having to conduct multiple votes.

•

Inform clients that this vote is required because of the coming change in ownership at Loring Ward, and that the Investment Company Act of 1940 protects mutual fund shareholders by giving them the opportunity to consider what changed because of the change in ownership. At closing of the sale of Loring Ward, the agreements in place between the SA Funds, Loring Ward and Dimensional Fund Advisors will automatically terminate, protecting shareholders from unwanted changes.

•	Let clients know that the people responsible for safeguarding shareholder interests (the independent Board of Trustees) are recommending a vote in favor of these agreements.

•	Inform clients that Loring Ward and Dimensional will continue to provide the same services at the same fee rates as in the existing agreements.

•	If you have any questions, please contact your firm’s Compliance Department.

Communication Don'ts

•	Any written communications with your clients must be approved by your Compliance Department.

•	Do not tell your clients how they should vote. And if you are an SA Funds shareholder, you cannot tell clients how you are voting (unless you receive prior permission from your Compliance Department).

•

Do not discuss the proxy statement until it is sent to shareholders. Once the proxy statement is public, you can discuss the facts it contains in a balanced and fair manner. But you should not discuss your opinions of these facts.

LWI Financial Inc. (“Loring Ward”)
Securities offered through Loring Ward Securities Inc., member FINRA/SIPC. #08-287 (09/08)

Advisor Use Only – Not for Public Distribution

EMAIL TO ADVISORS

Email Subject Line: Message from the CEO -- Update on the SA Funds Shareholder Mailing

September 25, 2008

Dear [Advisor Name]

We are ahead of schedule and now plan to mail the SA Funds’ voting packages, including proxy statements and voting card(s), tomorrow (September 26). We hope this will enable voting packages to get into your clients’ hands sooner than originally expected.

This should give your clients more time to read the proxy materials and vote, but please encourage your clients to vote right away so that we can be sure they vote before the October 23 deadline for voting by proxy. Your clients can vote quickly and easily by mail, telephone or internet.

Please note - registered shareholders and beneficial shareholders have separate telephone numbers and internet sites for voting:

Registered shareholders vote by phone at 800-690-6903 or online at www.proxyvote.com. “Registered shareholders” are shareholders who are named on the SA Funds’ direct shareholders list and who receive dividend checks and communications directly.

Beneficial shareholders vote by phone at 888-221-0697 or online at www.proxyweb.com. “Beneficial shareholders” are shareholders whose SA Funds shares are held in a financial intermediary’s name for the shareholder’s benefit.

We are asking for your assistance in getting your clients to vote as soon as possible to avoid the inconvenience and additional costs associated with follow-up mailings and calls.

By now you should have received lists of your SA Funds clients. To help you communicate the importance of this vote, we have created an optional letter/email that you can send to your clients beginning tomorrow (September 26). Of course, nothing can take the place of a phone call, so if you can call at least your largest SA Funds clients, it will make a big difference.

If you have questions about this vote, please contact your Loring Ward Team or me directly by email at rherrmann@loringward.com or by phone at my office at 212-907-8080 or my cell at 908-804-7116. For legal or technical questions related to proxy voting, please call our General Counsel, Steve McGinnis, at 408-260-3127.

Thank you, as always, for your partnership with Loring Ward.

Sincerely,

Robert P. Herrmann
President

LWI Financial Inc. (“Loring Ward”)
Securities offered through Loring Ward Securities Inc., member FINRA/SIPC. #08-298 (09/08)

Advisor Use Only – Not for Public Distribution

FORM OF OPTIONAL ADVISOR LETTER/EMAIL TO CLIENTS

Note: This is sample language that you may want to use in a letter / email to your clients. Be sure to submit for prior review to your Compliance department.

[Date]

Dear [Client Name]

In early October, you will receive a package of information, including a proxy statement and voting card(s), relating to the SA Funds’ upcoming shareholder meeting to be held on October 27, 2008.

SA Fund shareholders will be asked to approve a new advisory agreement with the SA Funds’ adviser, LWI Financial Inc. (a subsidiary of Loring Ward), and a new sub-advisory agreement with the SA Funds’ sub-adviser, Dimensional Fund Advisors LP, so that the adviser and the sub-adviser can continue to provide services to the SA Funds. The adviser’s parent company, Loring Ward, is in the process of being acquired, following which the existing agreements will automatically terminate by operation of federal law. Under the new agreements that shareholders will be asked to approve, the same adviser and sub-adviser would continue to provide the same services at the same fee rates.

When you receive the package of information, please read the proxy materials carefully and cast your vote. There are three quick, easy ways to vote:

•	Mail: Sign, date and return your voting card(s) in the postage-paid envelope.
•	Telephone: Call the number listed on your voting card(s) and follow the recorded instructions.
•	Internet: Go to the website listed on your voting card(s) and follow the on-line instructions.

Your SA Funds independent Board of Trustees recommends that shareholders vote “FOR” the new agreements.

Voting takes just a moment. If you have any questions, please contact me right away.
Thank you for being a valued client.

Regards,

Advisor Name
Advisor Title